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                                                                   EXHIBIT 10.32
                           NONCOMPETITION AGREEMENT

     This Noncompetition Agreement (this "Agreement") is made effective as of October 25, 1999 by and among BUY.COM INC., a Delaware corporation ("Parent"), and BuyGolf.com, Inc., a Delaware corporation ("Company"), on one hand, and Bradford W. Allen (the "Stockholder") on the other hand.

                                   RECITALS

     A. As an employee, executive and stockholder of Company, the Stockholder has obtained extensive and valuable knowledge and information concerning the business of Company (including, but not limited to, confidential information relating to Company and its operations, assets, contracts, customers, personnel, plans and prospects).

     B. Concurrently with the execution and delivery of this Agreement, Parent is acquiring the Company through a merger of Parent's wholly owned subsidiary with and into the Company (the "Acquisition") pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of the date hereof (the "Merger Agreement"). The Merger Agreement requires that a noncompetition agreement be executed and delivered by the Stockholder as a condition to the completion of the Acquisition, and the Stockholder is entering into this Agreement in order to induce Parent to complete the Acquisition.

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

     1.   Definitions. Capitalized terms used but not expressly defined in this
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Agreement shall have the meanings ascribed to them in the Merger Agreement.

     2.   Acknowledgments by the Stockholder. The Stockholder acknowledges that
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(a) the Stockholder has occupied a position of trust and confidence with Company prior to the date hereof and has become familiar with the following, any and all of which may constitute confidential information of Company (any such information constituting confidential information of Company, the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of Company, data, know-how, compositions, processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, internally developed programming code/software, database architecture; (ii) any and all information concerning the business and affairs of Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for Company containing or based, in whole or in part, on any information included in the foregoing, (b) Parent has required that the Stockholder make the covenants set forth in this Agreement as a condition to Parent's acquisition of the Company,
(c) the provisions of this Agreement are reasonable and necessary to protect and preserve Company's business, and (d) Parent and Company would be
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irreparably damaged if the Stockholder were to breach the covenants set forth in
Sections 3, 4, 5, 6 and 7 of this Agreement.

     3.   Confidential Information. The Stockholder acknowledges and agrees that
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all Confidential Information known or obtained by the Stockholder, whether before or after the date hereof, is the property of Parent. Therefore, the Stockholder agrees that the Stockholder will not, at any time, disclose to any unauthorized third party or use for his own account or for the benefit of any third party any Confidential Information, whether the Stockholder has such information in the Stockholder's memory or embodied in writing or other physical form, without Parent's written consent, unless and to the extent that the Confidential Information (i) is or becomes generally known to and available for use by the public other than as a result of the Stockholder's fault or the fault of any other party bound by a duty of confidentiality to Parent or Company or
(ii) becomes available to Stockholder on a nonconfidential basis from a person other than Company or Parent who is not otherwise bound by a confidentiality agreement with Company or Parent, or is otherwise not under an obligation to Company or Parent not to transmit the information to Stockholder. The Stockholder agrees to deliver to Parent, at any time Parent may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of Company and any other Confidential Information that the Stockholder may then possess or have under the Stockholder's control.

     4.   Noncompetition. As an inducement for Parent to enter into the Merger
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Agreement and as additional consideration for the consideration to be paid hereunder, the adequacy and sufficiency of which is hereby acknowledged by the parties hereto, the Stockholder agrees that during the Noncompetition Period (as hereinafter defined), the Stockholder will not, for any reason, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Stockholder's name or any similar name to, lend the Stockholder's credit to, or render services or advice to, any business whose products, product development, sales, services or other activities compete in any respect with the products, product development, sales, services or other activities of or offered by Company or the Parent, as such existed at or could be reasonably anticipated at, or before the Closing Date (the "Restricted Business"), in any county of any state of the United States of America, and any other states or international jurisdictions throughout the world at any time within the Noncompetition Period (as hereinafter defined); provided, however, that the Stockholder may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. The Stockholder agrees that this covenant is reasonable with respect to its duration, geographical area, and scope. In the event that any court determines that the duration or the geographic areas provided for in this Section 4, or both of them, are illegal or unenforceable, the parties intend that such court shall limit such duration or geographic scope to the minimum extent necessary so that such covenant shall remain in full force and effect for the greatest duration of time and in the greatest geographical area that would not render it unenforceable. The parties further intend that this covenant shall be deemed to be a series of separate covenants, one for

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each and every state or other political subdivision of the United States and for any other country in the world where this covenant is intended to be effective. As used herein, the "Noncompetition Period" shall commence upon the Closing Date and end two and one-half years after the Closing Date.

     5.   Nonsolicitation. The Stockholder further agrees that during the
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Noncompetition Period, he will not (i) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Stockholder's own behalf or on behalf of any other person or entity) any employee of, or representative, agent, consultant, or advisor to, Parent or Company to leave his or her employment with such Parent or Company;
(ii) divert, or attempt to divert, any person or entity which has furnished services to the Parent or the Company or furnishes services for or to the Parent or Company (including any person or entity known by Stockholder to be a prospective customer, supplier or material service provider of the Parent or Company) or (iii) induce or attempt to induce any customer, supplier or material service provider of the Parent or the Company to cease being (or to not become) a customer, supplier or material service provider of the Parent or Company (including any person or entity known by Stockholder to be a prospective customer, supplier or material service provider of the Parent or Company).

     6.   Independence of Obligations. The covenants of the Stockholder set
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forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Stockholder, on the one hand, and Parent or Company, on the other. The existence of any claim or cause of action by the Stockholder against Parent or Company shall not constitute a defense to the enforcement of such covenants against the Stockholder.

     7.   Remedies. If the Stockholder breaches the covenants set forth in this
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Agreement, each of Parent and Company will be entitled to the following remedies:

          a.   damages from the Stockholder; and

          b. in addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Parent or Company and would be an inadequate remedy for such breach.

     8.   Non-Exclusivity. The rights and remedies of Parent and Company
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hereunder are not exclusive of or limited by any other rights or remedies which
Parent or Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent and Company hereunder, and the obligations and liabilities of the Stockholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like.

     9.   Waiver. The rights and remedies of the parties to this Agreement are
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cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or

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privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     10.  Governing Law. This Agreement will be governed by the laws of the
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State of California without regard to conflicts of laws principles.

     11.  Severability. If any provision of this Agreement or any part of any
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such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     12.  Counterparts. This Agreement may be executed in one or more
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counterparts, each of which will be deemed to be an original copy of this
Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

     13.  Section Headings; Construction. The section headings in this Agreement
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are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     14.  Notices. All notices, consents, waivers, and other communications
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under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile, provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service or registered mail (receipt requested), in each case to the appropriate addresses

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and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     Stockholder:   At Stockholder's address set forth on the signature page
hereof.

     Parent:             BUY.COM INC.
                         21 Brookline
                         Aliso Viejo, CA 92656
                         Attn:  Gregory Hawkins
                         Facsimile number:  (949) 425-5231

     With a copy to:     Brobeck, Phleger & Harrison LLP
                         38 Technology Drive
                         Irvine, CA 92618
                         Attn:  Bruce R. Hallett, Esq.
                         Facsimile number:  (949) 790-6301

     15.  Further Assurances. The Stockholder shall execute and/or cause to be
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delivered to Parent or Company such instruments and other documents and shall take such other actions as Parent or Company may reasonably request to effectuate the intent and purposes of this Agreement.

     16.  Assignment. This Agreement and all obligations hereunder are personal
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to the Stockholder and may not be transferred or assigned by the Stockholder at any time. Each of Parent and Company may assign its respective rights under this Agreement to any entity in connection with any sale or transfer of all or a substantial portion of its respective assets to such entity.

     17.  Binding Nature. Subject to Section 11 hereof, this Agreement will be
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binding upon the Stockholder and the Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of Parent and Company and their respective successors and assigns.

     18.  Entire Agreement. This Agreement constitutes the entire agreement
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between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements and understandings among Parent, Company and the Stockholder with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by all parties hereto.

     19.  Survival. All of the provisions set forth in this Agreement are
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continuing and shall survive both the execution of this Agreement and the Merger
Agreement.

     20.  Not an Employment Contract. This agreement is not a contract of
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employment and does not give Stockholder any right to employment for any specific period of time. If there is at any time a contract of employment between the Stockholder and Parent or the Company, whether effective before or after this Agreement, this Agreement shall be deemed to be an amendment to such contract of employment unless such contract of employment expressly cancels this Agreement.

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     21.  Attorneys' Fees. In the event that any legal proceeding is brought to
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enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees whether or not the action or proceeding proceeds to final judgment.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BUY.COM INC.                            STOCKHOLDER:


By:_______________________________      By:_______________________________
     Name:________________________
     Title:_______________________



BUYGOLF.COM INC.


By:_______________________________
     Name:________________________
     Title:_______________________

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